                                                                  Exhibit 12.1

                  STATEMENTS REGARDING COMPUTATION OF RATIOS

           RETAINED EARNINGS AS A PERCENTAGE OF SHAREHOLDERS' EQUITY

                                   MARCH 31,                                      DECEMBER 31,
                          -------------------------   -------------------------------------------------------------------
                              1996          1995          1995          1994         1993           1992          1991
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Retained earnings.......  $47,326,722   $38,240,925   $45,179,662   $35,656,756   $27,736,461   $20,544,898   $15,636,465

Shareholders' equity....   56,872,324    47,847,312    54,723,696    45,316,536    37,422,946    25,302,633    15,741,465

Retained earnings as a
 percentage of
 shareholders'
 equity(1)..............     83.2%         79.9%         82.6%         78.7%         74.1%         81.2%          99.3%


- ---------------------
(1) Retained earnings as a percentage of shareholders' equity is calculated by dividing Retained Earnings by Shareholders' Equity.


                          RETURN ON AVERAGE ASSETS

                             THREE MONTHS ENDED
                                   MARCH 31,                                YEAR ENDED DECEMBER 31,
                          -------------------------   -------------------------------------------------------------------
                             1996          1995          1995          1994         1993           1992          1991
                         ------------  ------------  ------------  ------------  ------------  ------------  ------------
Net earnings............ $  3,134,598  $  3,259,117  $ 11,555,977  $  9,360,898  $  7,659,563  $  5,054,433  $  3,176,809

Total assets............  277,210,894   238,092,646   267,900,823   226,710,994   178,991,308   139,877,283   139,108,426

Average assets(1).......  272,555,909   232,401,820   247,305,959   202,851,151   159,434,296   139,492,854   134,368,491

Return on average
 assets(2)..............     4.6%          5.6%          4.7%          4.6%          4.8%          3.6%          2.4%


- ---------------------
(1) Average assets is computed by adding the beginning and ending total assets during the period and dividing by 2.

(2) Return on average assets is calculated by dividing net earnings by average assets. For the three month periods ended March 31, 1996 and 1995, the percentage was annualized by multiplying by 4.

                    RETURN ON AVERAGE SHAREHOLDERS' EQUITY

                             THREE MONTHS ENDED
                                   MARCH 31,                                YEAR ENDED DECEMBER 31,
                          -------------------------   -------------------------------------------------------------------
                              1996          1995          1995          1994         1993           1992          1991
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net earnings............  $ 3,134,598   $ 3,259,117   $11,555,977   $ 9,360,898   $ 7,659,563   $ 5,054,433   $ 3,176,809

Shareholders' equity....   56,872,324    47,847,312    54,723,696    45,316,536    37,422,946    25,302,633    15,741,465

Average Shareholders'
 equity(1)..............   55,798,010    46,581,924    50,020,116    41,369,741    31,362,798    20,522,049    14,153,060

Return on average
 shareholders'
 equity(2)..............     22.5%          28.0%        23.1%         22.6%         24.4%         24.6%         22.4%


- ---------------------
(1) Average shareholders' equity is computed by adding the beginning and ending shareholders' equity during the period and dividing by 2.

(2) Return on average shareholders' equity is calculated by dividing net earnings by average shareholders' equity. For the three month periods ended March 31, 1996 and 1995, the percentage was annualized by multiplying by 4.


                             RATIO OF NET EARNINGS BEFORE
                            FIXED CHARGES TO FIXED CHARGES


                             THREE MONTHS ENDED
                                   MARCH 31,                                YEAR ENDED DECEMBER 31,
                          -------------------------   -------------------------------------------------------------------
                              1996          1995          1995          1994         1993           1992          1991
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net earnings............  $ 3,134,598   $ 3,259,117   $11,555,977   $ 9,360,898   $ 7,659,563   $ 5,054,433   $ 3,176,809

Interest expense........    3,577,662     3,364,601    13,469,746     9,928,313     8,600,891     9,027,337     9,995,133

Income taxes............    2,178,300     2,172,800     7,704,000     6,240,600     5,106,500     3,176,700     2,117,800
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Earnings before fixed
 charges................    8,890,560     8,796,518    32,729,723    25,529,811    21,366,954    17,258,470    15,289,742

Fixed charges (1).......    3,577,662     3,364,601    13,469,746     9,928,313     8,600,891     9,027,337     9,995,133

Ratio of net earnings
 before fixed charges
 to fixed charges (2)...          2.5x          2.6x          2.4x          2.6x          2.5x          1.9x          1.5x

- ---------------------
(1)  Fixed charges consists of interest expense.

(2) Ratio of net earnings before fixed charges to fixed charges is calculated by dividing net earnings before fixed charges by fixed charges.